UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 1, 2007

HEALTH SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-24681	82-1513245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 N. Reo Street, Suite 300, Tampa, Florida	33609
(Address of principal executive offices)	(Zip Code)

_______________(813) 282-3303______________
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective October 1, 2007, our wholly owned consulting subsidiary HSS Consultancy, LLC (“HSS”), entered into an Information Technology Consultancy Agreement with Royal Philips Electronics (NYSE: PHG; AEX: PHI) (“Philips”), pursuant to which Philips transferred to HSS the projects, operations and responsibilities formerly carried about by Service Innovations Group within Philips’ Medical Systems division. The initial term of the agreement will be until December 31, 2009, although it can be extended for successive one year terms unless either party objects to the automatic extension 120 days prior to the then scheduled expiration date.

The summary of the Agreement included in this Form 8-K and the press release attached do not purport to be complete and are qualified in their entirety by reference to the full text of the agreement, which will be filed as an exhibit to the Company’s next periodic report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated October 3, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Systems Solutions, Inc.

By:	/s/ Michael G. Levine
Michael G. Levine,
Chief Financial Officer

October 4, 2007

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release dated October 2, 2007